Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-135695 and 2-68696) pertaining to the Salary Savings Program of State Street Corporation of our report dated June 24, 2010 with respect to the financial statements and schedule of the State Street Salary Savings Program included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 24, 2010